UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 12, 2005


                              HARBIN ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

 NEVADA                              000-51006            98-040339
 (State or other jurisdiction        (Commission          (IRS Employer
 of incorporation)                   File Number)         Identification No.)

                  No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
                     Harbin Kai Fa Qu, Harbin, 150060, China
               (Address of principal executive offices) (Zip Code)

                                   86-451-86116757
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On May 12, 2005, we entered into an agreement (the " Amended and Restated Agreement") with Harbin Tech Full Industry Co., Ltd., ("HTFIC") and Harbin Tech Full Electric Co., Ltd. ("HTFE"), to amend the Share Transfer Agreement (the "Original Agreement") dated as of January 12, 2005 by and between HTFIC and HTFE.

     In accordance with terms of the Original Agreement, HTFIC agreed to transfer to HTFE, all of its interests in Sino-Foreign Cooperative USA Baldor-Tech, Full Electric (Harbin) Company Limited, a joint venture (the "Joint Venture") with Baldor Electric Company ("Baldor"). In exchange for HTFIC's 65% equity ownership in the Joint Venture, and all the associated rights with respect to the Joint Venture, HTFE agreed to cause its to be formed public company parent ("Pubco") to issue HTFIC 1,000,000 shares of Pubco. Under the terms of the Joint Venture, HTFIC receives 55% of the profits from the Joint Venture with the remainder of the profits going to Baldor. The purpose of the Joint Venture is to manufacture and market electric motors and related equipment in China. Tianfu Yang, the Chief Executive Officer and Chairman of Harbin Electric, Inc. ("Harbin Electric") and Harbin Electric's majority shareholder, is also the principal owner of HTFIC.

     On February 16, 2005, Harbin Electric accepted the Original Agreement, and agreed to issue 1,000,000 shares of common stock of Harbin Electric to HTFIC in accordance with the Original Agreement. The 1,000,000 shares of Harbin Electric's common stock were to be issued in exchange for HTFIC transferring its 65% equity interest in the Joint Venture, and all the associated rights with respect to the Joint Venture, to HTFE.

     Based upon the valuation of the Joint Venture by an SEC registered appraiser, Harbin Electric discovered that the number of shares issued under the share transfer agreement should have been 786,885. In light of the valuation, HTFIC, HTFE and Harbin Electric agreed to amend and restate the Original Agreement and adjust the amount of shares Harbin Electric would issue to HTFIC for HTFIC transferring its 65% interest in the Joint Venture, and all the associated rights with respect to the Joint Venture, to HTFE. Upon completion of the accounting for inclusion of the Joint Venture, HTFIC, HTFE and Harbin Electric agreed that Harbin Electric would issue 786,885 shares of its common stock, par value $0.00001 to HTFIC.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     As described above, on May 12, 2005, we issued 786,885 shares of our common stock, par value $0.00001 to HTFIC, in accordance with the Original Agreement dated as of January 12, 2005, as amended and restated by the Amended and Restated Agreement dated as of May 12, 2005. The Shares were issued as consideration for HTFIC's transfer of its 65% equity interests in the Joint Venture, and all the associated rights with respect to the Joint Venture, to HTFE.

     The common stock issued to HTFIC pursuant to the Amended and Restated Agreement was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), as a private placement under Section 4(2) and/or Regulation D of the Securities Act. The Shares were issued to HTFIC, whose principal owner, Tianfu Yang, is also the Chief Executive Officer and Chairman of the Company; and as such, does not need the protections afforded by the federal securities laws.

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
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

            (c)  Exhibits

10.1 Amended and Restated Share Transfer Agreement dated as of January 12, 2005 as amended and restated as of May 12, 2005, by and among Harbin Tech Full Industry Co., Ltd., Harbin Tech Full Electric Co., Ltd. and Harbin Electric, Inc.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        HARBIN ELECTRIC, INC.



Date:  May 12, 2005                                 /s/ Tianfu Yang
                                                        -----------
                                                        Tianfu Yang
                                                        Chief Executive Officer

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
                                  EXHIBIT INDEX

Exhibit              Description                                                       Method of Filing
Number

10.1                 Amended and Restated Share Transfer Agreement dated as of         Filed herewith as Exhibit 10.1.
                     January 12, 2005 as amended and restated as of May 12,
                     2005, by and among Harbin Tech Full Industry Co., Ltd.,
                     Harbin Tech Full Electric Co., Ltd. and Harbin Electric,
                     Inc.

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